Hausser + Taylor LLP
               Business advisors and certified public accountants
                     191 W. Nationwide Boulevard, Suite 400
                              Columbus, Ohio 43215
                                 (614) 358-0473
                                 (614) 224-4197
                                 www.hauser.com

                                  May 13, 2003



Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

     We were previously principal accountants for Ashcroft Homes Corporation (formerly OneDentist Resources, Inc.) and on March 24, 2003 we reported on the financial statements of OneDentist Resources, Inc. as of and for the two years ended December 31, 2002. On May 6, 2003 we resigned as principal accountants of OneDentist Resources, Inc.

     We would like to inform you that we have read the disclosures provided by Ashcroft Homes Corporation (Comm. File # 0-33437) in its filing of Form 8-K dated May 6, 2003 and that there are no disagreements regarding the statements made under Item 4 - Changes in Registrant's Certifying Accountant.

                                                     Sincerely,



                                                     /s/ Hausser + Taylor LLP
                                                     ------------------------
                                                     Hausser + Taylor LLP